Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-273707, 333-107063 and 333-121630) on Form S-3 and (Nos. 333-00584, 333-42309, 333-42303, 333-69995, 333-108193, 333-120585, 333-161371, 333-186915, 333-211816, 333-256832, 333-272464, 333-270005, 333-277503 and 333-279830) on Form S-8 of our reports dated February 28, 2025, with respect to the consolidated financial statements of The Macerich Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
February 28, 2025